News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com

Wright Express Reports First-Quarter 2005 Results

Revenues Grow 20 Percent; Average Number of Vehicles Serviced Rises 8 Percent;
Company Pays Down $20 Million of Term Debt

SOUTH PORTLAND, MAINE — April 26, 2005 — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the first quarter ended March 31, 2005.

Revenues for the first quarter of 2005 increased 20 percent to $52.2 million from $43.6 million for the first quarter of 2004. Net loss on a GAAP basis for the first quarter was $18.5 million, or $0.46 per diluted share, compared with net income of $10.4 million, or $0.25 per diluted share, for the same period last year. On a non-GAAP basis, the Company’s adjusted net income was $11.3 million, or $0.28 per diluted share.

The first quarters of 2005 and 2004 are not directly comparable due to factors related to the Company’s initial public offering in February 2005 and the non-cash earnings fluctuations associated with its fuel price derivative instruments, which run through December 2006. The GAAP financial results for the first quarter of 2005 include the following items:

•	A $34.4 million pre-tax, non-cash, mark-to-market loss on the fuel price derivative instruments;

•	An $8.5 million pre-tax, non-cash charge associated with the termination of an out of the money fuel price derivative while the Company was still a subsidiary of Cendant, which was paid by Cendant on the Company’s behalf; and

•	A $5.7 million pre-tax, non-recurring charge for the conversion of Cendant common stock and vested stock options held by Company employees to Wright Express common stock, options and cash.

Excluding these items and their related tax impact, adjusted net income for the first quarter of 2005 was $11.3 million. Exhibit 1 reconciles adjusted net income, which has not been determined in accordance with GAAP, to net loss as determined in accordance with GAAP.

In addition, GAAP net loss and adjusted net income for the first quarter of 2005 include the effect of certain costs related to the Company’s operating for the first time as an independent public company, as well as financing costs related to the indebtedness incurred to pay a $305.9 million dividend to Cendant prior to the initial public offering as well as the loss of interest income. None of these costs affected actual 2004 results. If these costs also had been present in 2004, non-GAAP net income for the first quarter of 2004 would have been $8.8 million. The Company’s adjusted net income for the first quarter of 2005 of $11.3 million would have represented a 29 percent increase over this amount. Exhibit 2 reconciles non-GAAP net income for the first quarter of 2004 to net income determined in accordance with GAAP.

Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis and to eliminate the volatility associated with its derivative instruments. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.

First-Quarter 2005 Performance Metrics

•	Wright Express prepaid $20 million on its term debt. The Company expects to continue using available cash to prepay debt.

•	Average number of vehicles serviced increased 8 percent from the first quarter of 2004 to 3.9 million.

•	Total transactions processed increased 7 percent from the first quarter of 2004 to 52.5 million. Payment processing transactions increased 8 percent to 37.4 million, and transaction processing transactions increased 5 percent to 15.1 million.

•	Average expenditure per payment processing transaction grew to $39.04, an increase of 22 percent from the same period last year.

•	Average retail fuel price was $1.97 per gallon, compared with $1.64 per gallon for the first quarter a year ago, an increase of 20 percent.

•	Total MasterCard purchase volume grew to $255.4 million, an increase of 37 percent from the comparable period a year ago.

Comments on the First Quarter

“Wright Express opened a new chapter in its history in the first quarter by completing its initial public offering and extending its 22 year record of growth,” said Michael Dubyak, president and chief executive officer. “The Company’s first-quarter revenue performance continued to demonstrate the broad reach of our sales and marketing engine and the power of our recurring revenue model.”

“We continue to compete aggressively and successfully in the large and medium fleet markets,” Dubyak said. “At the same time, we are making excellent progress toward our goal of gaining increased share in the relatively under-penetrated small-fleet market. One of our small-fleet growth strategies is to continue developing value-added programs for the distributor market. In the private carrier heavy-truck segment, our marketing and sales initiatives are producing strong growth in both diesel fuel sales and new vehicles added to the program. And we continue to expand the number of sites on the Wright Express Service Network, which targets vehicle maintenance expenditures.”

Fuel Price and Interest Rate Derivative Instruments

In January 2005, Wright Express elected to purchase derivative instruments representing approximately 90 percent of the Company’s projected exposure to retail fuel prices through December 2006. These instruments are designed to reduce the volatility of the Company’s cash flows resulting solely from changes in fuel prices and mitigate the impact if prices fall below approximately $1.88 per gallon or rise above approximately $1.95 per gallon.

Any unrealized gains or losses that result from these changes are reflected in the Company’s results of operations as unrealized gains or losses from derivatives. As a result of these non-cash, mark-to-market adjustments, the Company’s quarterly net income may be prone to significant fluctuation and may not necessarily correlate to operating results for that particular quarter. Wright Express believes that the cash flow stability provided by these contracts will be a significant benefit while the Company pays down its bank debt. The Company further believes that, over the life of the contracts, the realized gains and losses on these derivatives will be largely offset by the changes in revenues resulting from changes in fuel prices.

During the first quarter of 2005, the Company incurred a realized loss on its derivative instruments of $1.4 million before taxes. This cash loss was offset by higher revenue of $700,000, resulting in a pre-tax cash loss of $700,000. The realized loss resulted from an increase in wholesale fuel prices, on which the Company’s derivatives are based, that occurred prior to the associated increase in retail prices, from which the Company’s revenues are derived.

In April 2005, Wright Express entered into an interest rate swap agreement to fix the interest rate on approximately 60 percent of its variable-rate financing debt for the next 24 months. Changes in the market value of this instrument will be recorded on the Company’s balance sheet in other comprehensive income.

Financial Guidance

Wright Express Corporation’s financial guidance for the second quarter and full year 2005 excludes the impact of non-cash, mark-to-market adjustments on the Company’s fuel price related derivative instruments. The fuel prices referenced below are based on the applicable NYMEX futures price:

•	For the second quarter of 2005, revenue in the range of $55 million to $58 million. This is based on an assumed average retail fuel price of $2.25 per gallon.

•	Second-quarter 2005 net income before unrealized gain or loss on derivative contracts in the range of $10 million to $11 million, or $0.25 to $0.27 per diluted share, based on approximately 41 million shares outstanding.

•	For the full year 2005, revenue in the range of $220 million to $225 million. This is based on an assumed average retail fuel price of $2.15 per gallon.

•	For the full year 2005, net income before unrealized gain or loss on derivative contracts and non-recurring charges from the first quarter of 2005 in the range of

$44 million to $46 million, or $1.08 to $1.13 per diluted share, based on approximately 41 million shares outstanding.

Conference Call Details

In conjunction with this announcement, Wright Express will host a conference call today at 4:30 p.m. (ET) to discuss the Company’s financial results, first-quarter highlights, business strategy and business outlook. To access this call by telephone, dial 800.475.3716 or 719.457.2728. A telephone replay will be available through midnight on Monday, May 2 at 719.457.0820 or 888.203.1112. Please indicate passcode 8964764 to access the replay. A live webcast of this conference call will be available at the “Investor Relations” section of the Company’s website (www.wrightexpress.com), and a webcast archive will be posted on the website for approximately three months.

About Wright Express

Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for over 285,000 commercial and government fleets containing more than 3.9 million vehicles. Wright Express markets these services directly as well as through its over 80 strategic relationships, and offers a MasterCard-branded corporate card. The Company employs more than 640 people and maintains its headquarters in South Portland, Maine.

This press release contains forward looking statements, including statements regarding Wright Express Corporation’s financial guidance for the second quarter and full year 2005 and the long term economic effect of its fuel-price related derivative instruments. These forward looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These results include (i) volatility in fuel prices, (ii) the effect of the Company’s fuel-price related derivative instruments, (iii) effects of competition, (iv) the potential loss of key strategic relationships, (v) decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets, (vi) the Company’s ability to rapidly implement new technology and systems, (vii) changes in interest rates and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the final prospectus filed with the SEC on February 16, 2005. Wright Express Corporation undertakes no obligation to update these forward looking statements at any future date or dates.

Condensed Financial Statements and Supplemental Exhibits Follow ...

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Revenues
Payment processing revenue	$34,809	$28,196
Transaction processing revenue[1]	4,107	5,317
Account servicing revenue	5,619	5,085
Finance fees	3,195	2,154
Other[1]	4,472	2,846

Total revenues	52,202	43,598
Expenses
Salary and other personnel	18,717	12,076
Service fees	3,542	3,125
Provision for credit losses	2,937	2,629
Technology leasing and support	2,077	1,664
Occupancy and equipment	1,442	1,177
Depreciation and amortization	1,972	2,112
Operating interest expense	2,261	1,085
Operating interest income	—	(611)
Other	3,919	3,275

Total expenses	36,867	26,532

Operating income	15,335	17,066
Financing interest expense	(1,386)	—
Realized and unrealized losses on derivative instruments	(44,202)	—

Income (loss) before income taxes	(30,253)	17,066
Provision (benefit) for income taxes	(11,780)	6,639

Net income (loss)	$(18,473)	$10,427

Earnings (loss) per share (on a pro forma basis for 2004):
Basic	$(0.46)	$0.26
Diluted	$(0.46)	$0.25
Weighted average common shares outstanding (on a pro forma basis for 2004):
Basic	40,185	40,185
Diluted	40,185	41,111

[1]	In 2004, transaction processing revenue included $1,586 related to our stored value program. Due to a change in pricing in 2005, the majority of revenue for this program is now classified as other revenue.

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2005	December 31,
	(unaudited)	2004
Assets
Cash and cash equivalents	$21,261	$31,806
Accounts receivable (less reserve for credit losses of $4,919 in 2005 and $4,212 in 2004)	517,351	447,169
Due from related parties	—	134,182
Property, equipment and capitalized software, net	38,224	37,474
Deferred income taxes, net	495,111	502
Goodwill	135,047	135,047
All other assets	31,075	26,509

Total assets	$1,238,069	$812,689

Liabilities and Stockholders’ or Member’s Equity
Accounts payable	$244,708	$197,647
Accrued expenses	17,016	17,410
Deposits	217,426	194,360
Borrowed federal funds	20,369	27,097
Revolving line-of-credit facility	50,000	—
Term loan	197,128	—
Derivative instruments, at fair value	34,374	—
Other liabilities	482	459
Due to related parties	—	91,466
Amounts due to Cendant under tax receivable agreement	415,411	—
Preferred stock; 10,000,000 shares authorized:
Series A non-voting convertible preferred stock; 100 shares authorized, issued and outstanding	10,000	—

Total liabilities	1,206,914	528,439
Commitments and contingencies (Note 15)
Stockholders’ or Member’s Equity
Member’s contribution	—	182,379
Common stock $0.01 par value; 175,000,000 shares authorized; 40,186,188 shares issued and outstanding	402	—
Additional paid-in capital	49,279	—
Retained earnings (accumulated deficit)	(18,473)	101,869
Other comprehensive income (loss), net of tax:
Net unrealized gain (loss) on available-for-sale securities	(53)	2

Accumulated other comprehensive income (loss)	(53)	2

Total stockholders’ or member’s equity	31,155	284,250

Total liabilities and stockholders’ or member’s equity	$1,238,069	$812,689

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Cash flows from operating activities
Net income (loss)	$(18,473)	$10,427
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net unrealized loss on derivative instruments	34,374	—
Non-cash charge for stock-based compensation	5,677	—
Depreciation and amortization	2,016	2,112
Deferred taxes	(5,860)	(63)
Provision for credit losses	2,937	2,629
Loss on disposal of property and equipment	5	46
Changes in operating assets and liabilities:
Accounts receivable	(73,119)	(69,931)
Other assets	(1,907)	(1,359)
Accounts payable	47,061	53,899
Accrued expenses	(394)	(1,761)
Deposits	23,066	9,355
Borrowed federal funds	(6,728)	24,684
Other liabilities	23	(746)
Due to/from related parties	45,051	(25,312)

Net cash provided by operating activities	53,729	3,980
Cash flows from investing activities
Purchases of property and equipment	(2,727)	(2,147)
Sales of property and equipment	—	23
Purchases of available-for-sale securities	(1,091)	—
Maturities of available-for-sale securities	19	207

Net cash used for investing activities	(3,799)	(1,917)
Cash flows from financing activities
Dividends paid	(305,887)	(5,208)
Borrowings on revolving line of credit	50,000	—
Loan origination fees paid for revolving line of credit	(1,704)	—
Borrowings on term loan, net of loan origination fees	217,116	—
Repayments on term loan	(20,000)	—

Net cash used for financing activities	(60,475)	(5,208)

Net change in cash and cash equivalents	(10,545)	(3,145)
Cash and cash equivalents, beginning of period	31,806	22,134

Cash and cash equivalents, end of period	$21,261	$18,989

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Supplemental cash flow information:
Interest paid	$2,674	$1,270
Income taxes paid	$—	$—

During the three months ended March 31, 2005 the following non-cash transactions occurred:

•	The Company’s tax basis of its assets increased resulting in a deferred tax asset of $488,719. The Company entered into a tax receivable agreement with its former parent company, Cendant Corporation, which provides that the Company will make payments currently estimated at $415,411 over the next 15 years. The difference between the asset recorded and the liability payable to Cendant Corporation was recorded as $73,308 of stockholders’ equity.

•	The Company issued 40,000 shares of common stock upon the completion of its initial public offering and as part of the conversion of the Company from a Delaware limited liability company to a Delaware corporation. The Company did not receive any proceeds from this offering as Cendant received all common stock proceeds from the offering concurrent with their sale of 100 percent of their interest in the Company.

•	The Company issued one hundred shares of preferred stock as part of the conversion of the Company from a Delaware limited liability company to a Delaware corporation. The Company did not receive any proceeds from this offering as Cendant received all preferred stock proceeds from this conversion.

Exhibit 1

Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Loss
First Quarter 2005

(in thousands)
(unaudited)

Three months
ended March 31,
2005
Adjusted net income[2]	$11,342
Non-cash, mark-to-market adjustments on derivative instruments	(34,374)
Termination of derivative instruments	(8,450)
Conversion of restricted stock units and stock options	(5,723)
Tax impact	18,732

GAAP net loss	$(18,473)

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments as well as certain non-recurring items. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:

•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts;

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate;

•	The termination of derivative instruments during the first quarter of 2005 was a non-recurring event effected by the Company’s former parent company as part of the process of preparing the Company for its initial public offering; and

•	The conversion of restricted stock units and stock options was a non-recurring event resulting from the need to convert the equity incentives held by the Company’s employees so that they were exercisable following the initial public offering for Company common stock instead of for common stock of the Company’s former parent.

For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.

[2]	The number of fully diluted shares for adjusted net income is 41,099.

Exhibit 2
Wright Express Corporation
Reconciliation of Non-GAAP Net Income to GAAP Net Income
First Quarter 2004

(in thousands)
(unaudited)

Three months
ended March 31,
2004
Non-GAAP net income	$8,816
Loss of interest income on cash balances	611
Incremental public company expenses	769
Founders grant vesting expense recognized in 2005	133
Savings from vesting Cendant restricted stock units	(126)
Additional interest on operating debt balances used to pay a dividend to Cendant	78
Interest expense on financing debt balances	1,125
Tax impact	(979)

GAAP net income	$10,427

Although non-GAAP net income is not calculated in accordance with generally accepted accounting principles, this measure is integral to the Company’s internal reporting. Management considers this an important measure because it includes the effect of new costs related to the Company’s operating for the first time as an independent public company, as well as financing costs related to the indebtedness incurred to pay a $306 million dividend to Cendant prior to the initial public offering. However, because non-GAAP net income has not been determined in accordance with generally accepted accounting principles, it should not be considered as a substitute for net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, non-GAAP net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies. The non-GAAP adjustments are based upon available information the Company believes to be reasonable as of today. The non-GAAP results are not necessarily indicative of the future results of operations.

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